EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Annual Report of KnuSaga Corporation ("KnuSaga") on Form 10-KSB/A for the period ending August 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James
G. Musser, President, Chief Executive Officer of KnuSaga and a member of the Board of Directors, certify, pursuant to s.906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly represents, the financial condition and result of operations of the Company.


/s/  James G. Musser
---------------------------
     James G. Musser
     Chief Executive Officer

November 24, 2004